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                                                                   EXHIBIT 10.22

                                    English Translation of the Original Contract

                             ENTRUSTED LOAN CONTRACT

                                Contract No. [2006] Zhong Yin Wei Dai Zi QD26002

Entrustor: Jiangsu Linyang Electronics Co., Ltd.

Legal Representative: Lu Yonghua

Registered Address: 1259 Renmin Xilu, Qidong, Jiangsu Province

Entrustee: Bank of China Co., Ltd., Qidong Subbranch

Legal Representative or Responsible Officer: Li Ping

Registered Address: 552 Renmin Zhonglu, Qidong, Jiangsu Province

Borrower: Jiangsu Linyang Solarfun Co., Ltd

Legal Representative: Lu Yonghua

Registered Address: 666 Linyang Road, Economic Development Zone, Qidong, Jiangsu

                    Province

To effectively make use of its self-owned funds, the Entrustor entrusted the Entrustee with the provision of loans to the Borrower (the "Entrusted Loan"), and the three parties enter into the following agreement:

                          ARTICLE 1 GENERAL PROVISIONS

Under this contract (this "Contract"), the Entrustor will entrust its self-owned funds with the Entrustee, and the Entrustee shall provide Entrusted Loan to the Borrower identified by the Entrustor, according to the specific conditions determined by the Entrustor, including the purpose, amount, term and interest rate of the Entrusted Loan, assist the Entrustor to collect the Entrusted Loan and handle the relevant procedures in respect thereof.

The Entrustor shall be solely responsible for the due diligence investigation with respect to the credit standing and financial conditions of the Borrower, and the feasibility of the project for which the loan is to be used, and the Entrustee shall not be liable for any such investigation.

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The Entrustor shall also be solely responsible for the due diligence investigation with respect to the credit standing of the guarantor and the conditions, as well as the custody of the collaterals, and the Entrustee shall not assume any of such responsibilities. (Remarks: This is an optional provision, which shall be applied together with Article 13 hereunder).

The responsibility of the Entrustee hereunder shall be limited to the provision of the Entrusted Loan to the Borrower and assisting the Entrustor to supervise the use of the Entrusted Loan. Collection and preservation of the Entrusted Loan shall be the sole responsibility of the Entrustor, and the responsibility of the Entrustee with respect thereto shall only be to assist the Entrustor to issue and mail the interest list and loan collection notice.

Any dispute between the Entrustor and the Borrower arising from this Contract shall have no relevance to the Entrustee. Any losses arising from such dispute, including without limitation, the risk that the principal of the Entrusted Loan and the interest accrued thereon may not be repaid on time when it falls due, shall solely be borne by the Entrustor and the Borrower. The Entrustee shall not bear any risk arising from any Entrusted Loan or any losses therefrom.

The execution of this Contract by the Entrustee shall not be deemed the provision by the Entrustee of any guarantee for the Borrower with respect to the repayment of the Entrusted Loan. In case the Entrustee does not exhaust all its rights hereunder, it shall not be deemed to breach this Contract.

            ARTICLE 2 CURRENCY, AMOUNT AND TERM OF THE ENTRUSTED LOAN

The currency of the Entrusted Loan hereunder shall be Renminbi (RMB).

The amount of the Entrusted Loan hereunder shall be twenty million Renminbi (RMB 20,000,000).

The term of the Entrusted Loan hereunder shall be six months, which shall commence from the date agreed by the parties the Borrower may draw the Entrusted Loan (the "Drawdown Date") from the Entrustee , and shall expire as of the last date agreed by the parties that the Borrower shall make the repayment . If the drawdown time agreed by the parties is a specified period of time, the above "Drawdown Date" shall refer to the commencement date of such specified period.

                          ARTICLE 3 PURPOSE OF THE LOAN

The Entrusted Loan shall be used

(a) as working capital to solve the problem of insufficient working capital faced by the Borrower; and

(b) (N/A).

Without consent of the Entrustor and the written notice from the Entrustor to the Entrustee, the Borrower shall not change the purpose of the Entrusted Loan provided hereunder.

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             ARTICLE 4 INTEREST RATE AND INTEREST CALCULATION METHOD

The annual rate of the Entrusted Loan shall be 6.138%. If the Entrustor and the Borrower agree to adjust the interest rate of or change the interest calculation method for the Entrusted Loan during the term of this Contract, the Entrustor shall inform the Entrustee such adjustment or change in writing. The interest shall accrue on the basis of the adjusted interest rate from the workday immediately following the date the Entrustee receives such notice from the Entrustor.

Interest calculation method: The interest shall accrue on the amount of the Entrusted Loan actually drawn by the Borrower from the first Drawdown Date to the date the interest is finally determined. For purpose of determining the interest hereunder, one year shall be 360 days.

Interest Payment: The interest shall be paid on a quarterly basis. Each March 20, June 20, September 20 and December 20 shall be the date for the Borrower to pay the interest (the "Interest Payment Date"). If the last date to repay the principal of the Entrusted Loan by the Borrower is not an Interest Payment Date, the Borrower shall pay off all the interest payable at the last date it that shall repay the principal of the Entrusted Loan. The Borrower shall pay the interest on each Interest Payment Date. In case the Borrower fails to make timely and full payment of the interest, and the balance in the deposit account of the Borrower is not enough for the current interest payable, upon written authorization by the Entrustor, the Entrustee may charge liquidated damages against the Borrower for the amount of the due but outstanding interest at the rate of 0.05%/day.

                              ARTICLE 5 SERVICE FEE

The fees for the services provided by the Entrustee to the Entrustor hereunder ("Service Fee") shall be paid on the basis of 0.01% of the total amount of the Entrusted Loan on a monthly basis. For the Entrusted Loan with a term less than one month, the Fee shall be paid on the basis of 0.01% of the total amount of Entrusted Loan.

The Entrustor shall pay the Service Fee to the Entrustee on a monthly/quarterly basis from the date the Entrusted Loan is released to the Borrower [or in a lump sum within 10 days from the date the Entrusted Loan is released]. If the Entrustor fails to make such payment, it shall pay liquidated damages in a amount of 0.0[/]% of the overdue and outstanding payment. The Entrustee shall be entitled to deduct the Service Fee and liquidated damages from the Entrusted Loan Account opened with the Entrustor (the "Entrusted Loan Account"), the principal or interest collected or any other amount with respect to which the Entrustor enjoys the right of claim against the Entrustee.

                        ARTICLE 6 ENTRUSTED LOAN ACCOUNT

The Entrustor shall, within three days as of the date of this Contract, open the Entrusted Loan Account with the Entrustee or a designated branch thereof, which shall be used for drawdown, money transfer, receipt of principal and interest, and payment of charges.

The Entrustor shall, within five days as of the date of this Contract, deposit into the Entrusted Loan Account in full in a lump sum the total amount of the Entrusted Loan of RMB20,000,000, [or it may, in accordance with the Borrower's Drawdown Schedule, no less than three workdays prior to each drawdown, deposit into the Entrusted Loan Account in full in a lump sum the amount to be drawn].

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In no event may any drawdown by the Borrower exceed the balance of deposit in the Entrusted Loan Account.

The Entrustee shall transfer each repayment of the principal and each payment of the interest (including default interest) received by it into the Entrusted Loan Account.

                          ARTICLE 7 BORROWER'S ACCOUNT

Following the effectiveness of this Contract, the Borrower shall open an account with the Entrustee or a designated branch thereof, which shall be used for such purposes as drawdown, repayment of principal and payment of interest.

The Borrower shall, no less than five days prior to the expiry of each drawdown, deposit into the Entrusted Loan Account a sufficient amount for the repayment of the principal and the payment of the interest as they fall due.

The settlement of the accounts and settlement and sale of foreign exchange in connection with the sale of relevant products from the projects [or trading] financed by the Entrusted Loan, shall be handled with the Entrustee or any of its branches. [Optional]

Or:

The Borrower shall, procure from the Entrustee or any of its branches such intermediate services as local and foreign currency depositing, international and domestic settlement, foreign exchange settlement and sale in a proportion no lower than the ratio of the Entrusted Loan to the aggregate of all the outstanding borrowings by the Borrower from the other banks. [Optional]

                           ARTICLE 8 DRAWDOWN SCHEDULE

The Borrower shall make the drawdown under the Entrusted Loan in accordance with the Drawdown Schedule set forth in Item (a) below:

      (a) The Borrower shall draw the proceeds under the Entrusted Loan in a lump sum on October 18, 2006.

      (b) The Borrower shall draw completely all the proceeds under the Entrusted Loan commencing from N/A in accordance with the following drawdown schedule (the "Drawdown Schedule"):

Times of Drawdown           Date of Drawdown            Amount of Drawdown
-----------------           ----------------            ------------------
1

2

3

.......

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Where the Borrower needs to make any drawdown prior to the applicable scheduled drawdown date, it shall obtain the consent of both the Entrustor and the Entrustee.

Without the consent of the Entrustor and the written notice from the Entrustor to the Entrustee, any amount that fails to be drawn on the applicable scheduled drawdown date set forth above may not be drawn after such scheduled drawdown date. In the event the Entrustor agrees to release such amount that fails to be drawn on the applicable scheduled drawdown date, the Entrustee may pursuant to the written authorization from the Entrustor, charge liquidated damages on such amount at the rate of 0.05%/day and on the basis of the number of days actually delayed and 360 days a year.

In case the Entrustor fails to deposit the sufficient amount for any scheduled drawdown into the Entrusted Loan Account prior to such drawdown so that the Borrower cannot make such drawdown in accordance with the Drawdown Schedule, the Entrustor shall pay liquidated damages to the Borrower at the rate of 0.05%/day and on the basis of the number of days actually delayed and 360 days a year.

                       ARTICLE 9 PRECONDITIONS TO DRAWDOWN

Any drawdown by the Borrower under the Entrusted Loan shall be subject to the satisfaction of each of the following conditions:

      (a) The Entrustor shall have opened the Entrusted Loan Account with the Entrustee or a designated branch thereof and deposited thereinto the Entrusted Loan Account in full;

      (b) The Borrower shall have opened an account with the Entrustee or any branch thereof;

      (c) This Contract shall be in due force and effect;

      (d) The Guarantee Contract, the Mortgage Contract and the Pledge Contract executed pursuant to Article 13 herein below shall be in force and effect; (Notes: this item shall be optional and selected accordingly by referring to Article 13.)

      (e) The Borrower shall have submitted to the Entrustee resolutions and authorizations of its board of directors or other governing body approving the execution and performance of this Contract by the Borrower;

      (f) The Borrower shall have submitted to the Entrustee the name list and signature specimens of the persons with the authority to execute this Contract and documents and instruments relating hereto;

      (g) The Entrustee shall have received from the Borrower the "Application for Drawdown under Entrusted Loan" that shall be valid; and

      (h) Any other conditions to drawdown agreed between the parties hereto.

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          ARTICLE 10 REPAYMENT AND PRE-REPAYMENT OF THE ENTRUSTED LOAN

After any drawdown under the Entrusted Loan, the Borrower shall repay such drawdown strictly in accordance with the repayment schedule set forth below (the "Repayment Schedule"). In case the Borrower intends to make any adjustment to the Repayment Schedule, it shall submit a written application to the Entrustor 30 days prior to the applicable scheduled repayment date and obtain the written consent from the Entrustor.

Times of Repayment          Date of Repayment        Amount of Repayment
------------------          -----------------        -------------------
1                           April 16, 2007           RMB20,000,000

2                           /                        /

3                           /                        /

.......                      /                        /

In case the Borrower intends to pre-repay any drawdown hereunder, it shall submit a written application to the Entrustor therefor and the Entrustor shall respond thereto in writing. Where the Entrustor accepts such application, it shall notify the Entrustee of such decision. Any amount pre-repaid by the Borrower subject to the consent from the Entrustor shall be applied against the drawdown that falls due last, which means that pre-repayment shall be applied in a reverse order.

Any amount pre-repaid subject to the consent from the Entrustor may not be drawn by the Borrower.

             ARTICLE 11 OVERDUE PENALTY AND MISAPPROPRIATION PENALTY

If the Borrower fails to repay any amount of the Entrusted Loan pursuant to the Repayment Schedule, to reach an agreement on extension with the Entrustor, and to notify the Entrustee in writing, such amount shall be considered overdue. Pursuant to the written authorization of the Entrustor, the Entrustee can charge an overdue interest at a rate 40% higher than the original loan interest rate for the overdue portion of the loan in RMB [Or a penalty interest at a rate
 N/A higher than the original loan interest rate shall be charged for the overdue portion of the loan in foreign currency].

If the Borrower uses any amount of the Entrusted Loan for purposes other than those set forth in this Contract, pursuant to the written authorization of the Entrustor, the Entrustee can charge a misappropriation interest at a rate 70% higher than the original loan interest rate, for the misappropriated amount in RMB [or a penalty interest at a rate N/A higher than the original loan interest rate shall be charged for the misappropriated amount in foreign currency].

                     ARTICLE 12 CERTIFICATE OF INDEBTEDNESS

The Entrustee should record the principal, interest, expenses and any other items owed by the Borrower under this Contract on the Entrustee's internal books. The above-mentioned records as well as bills and certificates issued and kept by the Entrustee when processing the Borrower's drawdown, repayments, and interest payments are effective certificates of creditor's right and indebtedness between the Entrustor and the Borrower.

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 ARTICLE 13 GUARANTEE [THIS ARTICLE IS OPTIONAL. THEENTRUSTOR CAN DECIDE WHETHER
            TO CHOOSE ANY GUARANTEE AND WHAT TYPE OF GUARANTEE TO CHOOSE.]

Debt under this Contract will use N/A type of guarantee:

      (a) N/A will provide [joint and several liability] repayment guarantee and sign a separate Guarantee Contract;

      (b) N/A will provide mortgage guarantee and sign a separate
Mortgage Contract; or

      (c) N/A will provide pledge guarantee and sign a separate Pledge
Contract.

              ARTICLE 14 BORROWER'S REPRESENTATIONS AND WARRANTIES

14.1 The Borrower hereby represents as follows:

      (a) The Borrower is duly incorporated and validly existing under applicable laws;

      (b) The Borrower has necessary power for the execution of this Contract;

      (c) All documents, materials, statements, and certificates provided by the Borrower to the Entrustor and the Entrustee are accurate, true, complete and effective; and

      (d) The Borrower shall use the proceeds from the Entrust Loan in compliance with relevant laws, statutes, regulations and policies of the government.

14.2 The Borrower hereby warrants as follows:

      (a) It shall, at the request of the Entrustor, provide the Entrustor with its latest financial statements, documents and materials including but not limited to reports and statements reflecting the Borrower's operating result and financial conditions;

      (b) It shall notify the Entrustor and the Entrustee in writing prior to any reduction in its registered capital or material change to its ownership or any adjustment to its business mode;

      (c) The Borrower undertakes to notify the Entrustor and the Entrustee immediately upon the occurrence of any of the following events:

            (i) defaults under this Contract or other contracts with the Entrustee; and

            (ii) when the Borrower has operating difficulties or its financial conditions deteriorate;

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      (d) All settlements of the Borrower under the Entrusted Loan shall be handled by the Entrustee or any branch of the Bank of China and the settlement business amount shall meet the requirements of the Entrustee.

           ARTICLE 15 REPRESENTATIONS AND WARRANTIES BY THE ENTRUSTOR

15.1 The Entrustor represents that:

      (a) The Entrusted Loan is provided with its own legally obtained money fully at its discretion;

      (b) It is entitled to perform under this Contract in accordance with PRC laws, policies and its own rules and regulations;

      (c) It voluntarily concludes and executes this Contract that expresses its true intentions under all the necessary authorizations, and it has completed all procedures required to conclude and execute this Contract; and

      (d) It is its own responsibility to determine the Borrower, loan use, loan rate and tenor under this Contract.

15.2 The Entrustor undertakes that:

      (a) It shall deposit its own money into the Entrusted Loan Account as specified under Article 4, and ensure that deposits in the Entrusted Loan Account will not be less than the amount to be drawn by the Borrower under this Contract;

      (b) It shall pay the Entrustee the Service Fee as agreed under this Contract; and

      (c) It shall indemnify the Entrustee against and hold the Entrustee harmless from, any claims, rights and lawsuits brought by the Borrower and relevant damages, reimbursements, costs, expenses, losses and liabilities suffered by the Borrower as a result of the Entrustor's gross negligence, misconduct or implementation of the Entrustor's instructions.

             ARTICLE 16 BREACH OF CONTRACT AND LIABILITY FOR BREACH

16.1 Breach by the Borrower and Liability for Breach

     Occurrence of any of the following events shall constitute the Borrower's breach of this Contract:

      (a) The Borrower fails to use the Entrusted Loan for the purposes specified by this Contract;

      (b) The Borrower fails to repay principal due or pay interests due, fees or any other amount payable in accordance with the terms herein; or

      (c) The Borrower breaches any other provision herein relating to its obligations hereunder.

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      In case of any breach by the Borrower as set forth above, the Entrustee, subject to the authorization from the Entrustor, may take the following remedies either separately or simultaneously:

      (a) request the Borrower to cure the breach within a specified period;

      (b) stop releasing loans or cancel the facilities not yet used by the Borrower; and/or

      (c) declare that the principal and interests under this Contract become due and request the Borrower to forthwith pay off the principal and interests and fees that fall due.

16.2 Breach by the Entrustee and Liability for Breach

     Any refusal by the Entrustee of any application of the Borrower for any drawdown pursuant hereto without good cause shall constitute a breach by the Entrustee hereunder, and in such case, the Entrustor or the Borrower can take the following remedies either separately or simultaneously:

      (a) request the Entrustee to cure such breach within a specified period; and/or

      (b) the Entrustor have the right to dismiss the Entrustee;

16.3 Breach by the Entrustor and Liability

     Occurrence of any of the following events shall constitute a breach by the Entrustor hereunder:

      (a) The Entrustor fails to deposit (or remit) the fund in full into the Entrusted Loan Account opened with the Entrustee or any of its branches in accordance with this Contract;

      (b) The source of the funds for the Entrusted Loan is illegal or noncompliant;

      (c) The Entrustor fails to pay the Service Fee to the Entrustee in time according to the Contract terms;

     In case of any of the above events, the Entrustee or the Borrower shall have the right to take the following remedies either separately or simultaneously:

      (a) request the Entrustee to cure such breach within a specified period;

      (b) The Entrustee may refuse to handle the Entrusted Loan business for the Entrustor;

      (c) The Entrustee may deduct any Service Fee payable to it by the Entrustor; and/or

      (d) Each of the Entrusee and the Borrower shall have the right to claim compensation for any losses suffered by it.

16.4 claim against the Borrower for the payment of liquidated damages and compensation in accordance with this Contract.

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                                ARTICLE 17 TAXES

Any taxes and fees in connection with the execution and performance of this Contract and settlement of dispute hereunder, including but not limited to stamp duty, interest withholding tax, legal costs, enforcement expenses and notarization fees shall be paid or reimbursed by the Borrower.

                              ARTICLE 18 ASSIGNMENT

Any obligation under this Contract may not be assigned by the Borrower to a third party without written consent of the Entrustee and the Entrustor.

              ARTICLE 19 SUPPLEMENTS, AMENDMENTS AND INTERPRETATION

This Contract may be amended or supplemented by written agreement among all the parties hereto. Any amendment and supplement to this Contract shall constitute an integral part of this Contract.

Invalidity of any provision in this Contract shall not affect the validity of any remaining provision.

In case any provision in this Contract is rendered illegal, invalid or unenforceable as a result of any change in any national law, regulation or judicial practice, the legality, validity and enforceability of the remaining provisions herein shall not be affected. In such case, the parties hereto shall cooperate with each other closely to amend this Contract as soon as practicable the provision that is illegal, invalid or unenforceable.

          ARTICLE 20 GOVERNING LAW, DISPUTE SETTLEMENT AND JURISDICTION

The Contract shall be governed by the laws of the People's Republic of China.

All disputes and controversies arising from the performance of this Contract shall be resolved through negotiations among the parties. Where no settlement is reached through negotiations, the parties agree that such dispute shall be resolved in the manners set forth in Item N/A below:

      (a) directly bring an action before a competent court in the place where the Entrustor is located;

      (b)   submit the dispute to  N/A  Arbitration Commission for arbitration.

                               ARTICLE 21 APPENDIX

The following appendix(es) and other appendix(es) confirmed by each party shall be an integral part of this Contract and have the equal effect.

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      (a)  N/A

      (b)  N/A

      (c)  N/A

      (d)  N/A

                            ARTICLE 22 MISCELLANEOUS

22.1  N/A

22.2  N/A

                            ARTICLE 23 EFFECTIVENESS

This Contract shall take effect upon being affixed with the signature or personal seal of the legal or authorized representative of, and the company of, each party hereto.

This Contract shall be executed in three counterparts with equal force, with each party to hold one.

Entrustor: JIANGSU LINYANG ELECTRONICS CO., LTD. (affixed with the company seal):

Legal representative (or authorized signatory): Lu Yonghua (seal)

Entrustee: BANK OF CHINA CO., LTD., QIDONG SUBBRANCH (affixed with the company seal)

Legal representative (or authorized signatory): Li Ping (signature)

Borrower: Jiangsu Linyang Solarfun Co., Ltd. (affixed with the company seal):

Legal representative (or authorized signatory): Lu Yonghua (seal)

Dated:  18th October, 2006

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